AMENDED AND RESTATED BY-LAWS


                                       OF


                        BANKERS LIFE HOLDING CORPORATION



                                  May 28, 1996


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                                TABLE OF CONTENTS


                                                                                                               Page
ARTICLE I.                 Stockholders                                                                        ----
- ---------                  ------------
Section 1.1                Annual Meeting....................................................................   1
Section 1.2                Special Meetings..................................................................   1
Section 1.3                Notice of Meetings and Adjourned Meetings.........................................   1
Section 1.4                Quorum............................................................................   2
Section 1.5                Voting............................................................................   2
Section 1.6                Notice of Stockholder Nominations
                           and Business......................................................................   2
Section 1.7                Proxies...........................................................................   5
Section 1.8                Fixing Date for Determination
                           of Stockholders of Record.........................................................   6
Section 1.9                Stockholder List..................................................................   7
Section 1.10               Voting of Shares by Certain Holders...............................................   7
Section 1.11               Voting Procedures and Inspectors
                           of Elections......................................................................   8
Section 1.12               Consent of Stockholders in Lieu
                           of Meeting........................................................................   9

ARTICLE II.                Directors.

Section 2.1                General Powers....................................................................  10
Section 2.2                Number, Election and Term of Office
                           of Directors......................................................................  10
Section 2.3                Resignation or Removal............................................................  10
Section 2.4                Vacancies.........................................................................  10
Section 2.5                Place of Meetings.................................................................  10
Section 2.6                Regular Meetings..................................................................  11
Section 2.7                Special Meetings..................................................................  11
Section 2.8                Quorum and Voting.................................................................  11
Section 2.9                Telephonic Meeting................................................................  11
Section 2.10               Compensation......................................................................  12
Section 2.11               Presumption of Assent.............................................................  12
Section 2.12               Action without Meeting............................................................  12
Section 2.13               Presiding Officer.................................................................  12
Section 2.14               Executive Committee...............................................................  12
Section 2.15               Other Committees..................................................................  13
Section 2.16               Alternates........................................................................  13
Section 2.17               Quorum and Manner of Acting-Committees............................................  13
Section 2.18               Committee Chairman, Books, and Records, Etc.......................................  13
Section 2.19               Reliance upon Records.............................................................  14
Section 2.20               Interested Directors..............................................................  14
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                                       (i)


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                                                                                                               Page
                                                                                                               ----
ARTICLE III.               Officers.
- -----------                ---------
Section 3.1                Number and Designation............................................................   14
Section 3.2                Election and Term of Office.......................................................   15
Section 3.3                Removal and Resignation...........................................................   15
Section 3.4                Vacancies.........................................................................   15
Section 3.5                President.........................................................................   15
Section 3.6                The Vice Presidents...............................................................   16
Section 3.7                The Secretary.....................................................................   16
Section 3.8                The Treasurer.....................................................................   16
Section 3.9                Assistant Treasurers and Secretaries..............................................   17
Section 3.10               Salaries..........................................................................   17

ARTICLE IV.                Contracts, Loans, Checks and Deposits.
- -----------                --------------------------------------
Section 4.1                Contracts.........................................................................  17
Section 4.2                Loans.............................................................................  17
Section 4.3                Checks, Drafts, Etc...............................................................  18
Section 4.4                Deposits..........................................................................  18

ARTICLE V.                 Certificates of Stock and Their Transfer
- ----------                 ----------------------------------------
Section 5.1                Certificates of Stock.............................................................  18
Section 5.2                Lost, Stolen or Destroyed Certificates............................................  18
Section 5.3                Transfers of Stock................................................................  19
Section 5.4                Stockholders of Record............................................................  19

ARTICLE VI.                General Provisions.
- -----------                -------------------
Section 6.1                Fiscal Year.......................................................................  20
Section 6.2                Seal..............................................................................  20

ARTICLE VII.               Offices.
- ------------               --------
Section 7.1                Registered Office.................................................................  20
Section 7.2                Other Offices.....................................................................  20

ARTICLE VIII.              Notices.
- -------------              --------
Section 8.1                Manner of Notice..................................................................  20
Section 8.2                Waiver of Notice..................................................................21

ARTICLE IX.                Dividends.........................................................................22
- ----------                 ---------

ARTICLE X.                 Amendments........................................................................22
- ---------                  ----------

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                                      (ii)


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                                    ARTICLE I

                                  STOCKHOLDERS

                  Section 1.1. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before such meeting shall be held each year on such date and at such time and place, within or without the State of Delaware, as shall be determined by resolution of the Board of Directors. If the day fixed for the annual meeting is a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for the annual meeting of stockholders, or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of stockholders to be called as soon thereafter as is convenient.

                  Section 1.2. Special Meetings. Subject to the rights of the holders of any class or series of stock having preference over the Common Stock of the Corporation as to dividends or upon liquidation ("Preferred Stock"), special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. Special meetings of stockholders may be held at such time and place, within or without the State of Delaware, as shall be determined by resolution of the Board of Directors or as may be specified in the call of any such special meeting. If not otherwise designated, the place of any special meeting shall be the principal place of business of the Corporation in the State of the Corporation's principal executive office as determined by the Board of Directors (the "Corporation's Principal Executive Office"). Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such special meeting.

                  Section 1.3. Notice of Meetings and Adjourned Meetings. Written notice of every meeting of stockholders, stating the place, date, time and purposes thereof, shall, except when otherwise required by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") or the laws of the State of Delaware, be given at least 10 but not more than 60 days prior to such meeting to each stockholder of record entitled to vote thereat, in the manner set forth in Section 8.1 of these By-laws, by or at the direction of the Board of Directors. Any meeting at which a quorum of stockholders is present, in person or by proxy, may be adjourned from time to time without notice, other than announcement at such meeting, until its business shall be completed. At such adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat as above provided.


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                  Section 1.4. Quorum.  Except as otherwise provided by the laws of the State of Delaware or by the Certificate of Incorporation, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes entitled to be cast on the question shall constitute a quorum at any meeting of stockholders, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum. If at any meeting a quorum shall not be present, the chairman of such meeting shall, if approved by the affirmative vote of the holders of a majority of the voting power of the shares of capital stock of the Corporation so represented, adjourn such meeting to another time and/or place without notice other than announcement at such meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat as above provided. At such adjourned meeting, if a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum.

                  Section 1.5. Voting. Unless otherwise provided by these By-Laws, the Certificate of Incorporation or in any Preferred Stock Designation (as defined in Article FIFTH of the Certificate of Incorporation) (a "Preferred Stock Designation"), each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock of the Corporation held of record. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, except as otherwise set forth in any Preferred Stock Designation with respect to the right of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Certificate of Incorporation, any Preferred Stock Designation, these By-Laws or resolution adopted by the entire Board of Directors, with respect to all matters other than the election of directors submitted to the stockholders at any meeting the affirmative vote of the holders of a majority of the voting power of the shares of capital stock of the Corporation represented at the meeting and entitled to vote on the question shall be the act of the stockholders.

                  Section 1.6.  Notice of Stockholder  Nominations and Business.
(a) At any annual meeting of the stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders shall be brought before the annual meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder who was a stockholder of record at the time of giving of notice provided for in this Section 1.6(a), who is entitled to vote with respect

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thereto and who complies  with the notice  procedures  set forth in this Section
1.6(a). For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to or mailed to and received by the Secretary at the Corporation's Principal Executive Office not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation, which ever occurs first. In no event shall the public or other announcement of an adjournment of an annual meeting or the adjournment thereof commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to the Secretary shall set forth (i) as to each person whom such stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business such stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made,
(A) the name and address of such stockholder, as they appear on the books of the Corporation, and the name and address of such beneficial owner and (B) the class and number of shares of the capital stock of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner.

                  Notwithstanding anything in the third sentence of the preceding paragraph of this Section 1.6(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior

                                                         3

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to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.6(a) shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                  (b) At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nomination of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 1.6. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting if the stockholder's notice required by Section 1.6(a) shall be delivered to the Secretary at the Corporation's Principal Executive Office not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public or other announcement of an adjournment of the special meeting or the adjournment thereof commence a new time period for the giving of a stockholder's notice as described above.

                  (c) (i) Notwithstanding anything in the By-Laws to the contrary, only such persons who are nominated in accordance with the procedures set forth in this Section 1.6 shall be eligible for election as directors and only such business shall be brought before or conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.6. The chairman of the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made, or other business was not brought before the meeting, in accordance with the provisions of this Section 1.6 and, if he or she should so determine, he or she shall so declare to the meeting, and any such defective nomination or other business so determined to be not properly brought before the meeting shall be disregarded.


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                  (ii) For purposes of this Section 1.6,  "public  announcement"
shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                  (iii) Notwithstanding the foregoing provisions of this Section 1.6, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.6. Nothing in this Section 1.6 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                  Section 1.7. Proxies. At every meeting of stockholders, each stockholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be filed with the Secretary before or at the time of the meeting. No proxy shall be valid after three years from its date, unless such proxy provides for a longer period.

                  A stockholder  may authorize  another person or persons to act for such stockholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a "Transmission") to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided, however, that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such stockholder. The Secretary or such other person or persons as shall be appointed from time to time by the Board of Directors shall examine Transmissions to determine if they are valid. If it is determined that a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or such a Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a

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complete reproduction of the entire original writing or Transmission.

                  Section 1.8. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date shall be adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no such record date shall have been fixed by the Board of Directors, such record date shall be at the close of business on the day next preceding the day on which such notice is given or, if such notice is waived, at the close of business on the day next preceding the day on which such meeting shall be held. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date shall be adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which such resolution shall be adopted. If no such record date shall have been fixed by the Board of Directors, such record date shall be, if no prior action by the Board of Directors shall be required by the laws of the State of Delaware, the first date on which a signed written consent setting forth the action taken or proposed to be taken shall be delivered to the Corporation at its registered office in the State of Delaware or to the Secretary at the Corporation's Principal Executive Office. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no such record date shall have been fixed by the Board of Directors and prior action by the Board of Directors shall be required by the laws of the State of Delaware, such record date shall be at the close of business on the day on which the Board of Directors shall adopt the resolution taking such prior action.

                  (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or any allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of any capital stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date shall be adopted by the Board of Directors, and which record date shall not be more than 60 days

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prior to such payment,  allotment or other action.  If no such record date shall have been fixed, such record date shall be at the close of business on the day on which the Board of Directors shall adopt the resolution relating to such payment, allotment or other action.

                  Section 1.9. Stockholder List. The Secretary or any other officer who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to such meeting, during ordinary business hours, for a period of at least 10 days prior to such meeting, either at a place within the city where such meeting is to be held, which place shall be specified in the notice of such meeting, or, if not so specified, at the place where such meeting is to be held. The list shall also be produced and kept at the time and place of such meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such stock ledger shall be the only evidence as to who are the stockholders entitled to examine such stock ledger, such list or the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

                  Section 1.10. Voting of Shares by Certain Holders. Shares of capital stock of the Corporation standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent or proxy as the by-laws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine.

                  Shares of capital stock of the Corporation standing in the name of a deceased person, a minor, an incompetent or a corporation declared bankrupt and entitled to vote may be voted by an administrator, executor, guardian, conservator or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official so voting.

                  A stockholder whose shares of capital stock of the Corporation are pledged shall be entitled to vote such shares unless on the transfer books of the Corporation the pledgor has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or such pledgee's proxy, may represent such shares and vote thereon.

                  Shares of capital stock of the Corporation belonging to the Corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation shall be held by the Corporation, shall not be voted at any meeting of stockholders and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 1.10 shall be construed to limit the right of the Corporation to vote shares of capital stock of the Corporation held by it in a fiduciary capacity.

                  Section 1.11.  Voting  Procedures and Inspectors of Elections.
(a) The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors (individually an "Inspector," and collectively the "Inspectors") to act at such meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate Inspectors to replace any Inspector who shall fail to act. If no Inspector or alternate shall be able to act at such meeting, the person presiding at such meeting shall appoint one or more other persons to act as Inspectors thereat. No director or candidate for the office of director shall be appointed as an Inspector.

                  Each Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability.

                  (b) The Inspectors shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each, (ii) determine the shares of capital stock of the Corporation represented at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspectors and
(v) certify their determination of the number of such shares represented at such meeting and their count of all votes and ballots. The Inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

                  (c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at such meeting shall be announced at such meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by any stockholder shall determine otherwise.

                  (d) In determining the validity and counting of proxies and ballots, the Inspectors shall be limited to an examination of the proxies, any envelopes submitted with such proxies, any information provided in accordance with the second paragraph of Section 1.7 of these By-Laws, ballots and the regular books and records of the Corporation, except that the Inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a stockholder of record to cast or more votes than such stockholder holds of record. If the Inspectors consider other reliable information for the limited purpose permitted herein, the Inspectors, at the time they make their certification pursuant to paragraph (b) of this Section 1.11, shall specify the precise information considered by them, including the person or persons from whom they obtained such information, when the information was obtained, the means by which such information was obtained and the basis for the Inspectors' belief that such information is accurate and reliable.

                  Section 1.12. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided in the Certificate of Incorporation or these By-Laws with respect to the election of directors by stockholders, any action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by persons entitled to vote capital stock of the Corporation representing not less than the minimum number of shares that would be necessary to authorize or take such action at a meeting at which all shares of capital stock of the Corporation entitled to vote thereon were present and voted. Every written consent shall bear the date of signature of each stockholder (or his, her or its proxy) who shall sign such consent. Prompt notice of the taking of corporate action without a meeting of stockholders by less than unanimous written consent shall be given to those stockholders who shall not have consented in writing. All such written consents shall be delivered to the Corporation at its registered office in the State of Delaware or to the Secretary at the Corporation's Principal Executive Office. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. No written consent shall be effective to authorize or take the corporate action referred to therein unless, within 60 days of the earliest dated written consent delivered in the manner required by this Section 1.12 to the Corporation, written consents signed by a sufficient number of persons to authorize or take such action shall be delivered to the Corporation at its registered office in the State of Delaware or to the Secretary at the Corporation's Principal Executive Office as aforesaid. All such written consents shall be filed with the minutes of proceedings of the stockholders and actions authorized or taken under such written consents shall have the same force and effect as those adopted by vote of the stockholders at any annual or special meeting thereof.

                                   ARTICLE II

                                    DIRECTORS

                  Section 2.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  Section 2.2. Number, Election and Term of Office of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, (i) the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors and (ii) any election of directors by stockholders must be effected at an annual or special meeting of stockholders and may not be effected by the written consent of stockholders. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

                  Section 2.3. Resignation or Removal. Any director may resign by giving written notice to the Board of Directors, the Chairman of the Board or the President. Any such resignation shall take effect at the time of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Subject to the rights of the holders of any series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting as a single class.

                  Section 2.4. Vacancies. Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority of directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director's successor shall have been duly elected and shall have qualified or until his or her earlier death, retirement, resignation, disqualification or removal. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

                  Section 2.5. Place of Meetings. Meetings of the Board of Directors may be held at such places, within or without the

State of Delaware, as the Board of Directors may from time to time determine or as may be specified in the call of any such meeting.

                  Section 2.6. Regular Meetings. A regular annual meeting of the Board of Directors shall be held, without call or notice, immediately after and at the same place as the annual meeting of stockholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting. If the stockholders shall elect the directors by written consent of stockholders to the extent permitted by Section 2.2 of these By-Laws, a special meeting of the Board of Directors shall be called as soon as practicable after such election for the purposes described in the preceding sentence. Additional regular meetings of the Board of Directors may be held without call or notice at such times as shall be fixed by resolution of the Board of Directors.

                  Section 2.7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, or the President or by any two directors then in office. Notice of each special meeting shall be mailed by the Secretary to each director at least two days before such meeting, or be given by the Secretary personally or by telegraph or telecopy at least 24 hours before such meeting, in the manner set forth in Section 8.1 of these By-laws. Such notice shall set forth the date, time and place of such meeting but need not, unless otherwise required by the laws of the State of Delaware, state the purpose of such meeting.

                  Section 2.8. Quorum and Voting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws. A majority of the directors present at any meeting at which a quorum shall be present may adjourn such meeting to any other date, time or place without further notice other than announcement at such meeting. If at any meeting a quorum shall not be present, a majority of the directors present may adjourn such meeting to any other date, time or place without notice other than announcement at such meeting.

                  Section 2.9. Telephonic Meetings. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee through conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in any meeting conducted pursuant to this Section 2.9 shall constitute presence in person at such meeting.

                  Section 2.10. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a director or committee member. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                  Section 2.11. Presumption of Assent. Unless otherwise provided by the laws of the State of Delaware, a director who is present at a meeting of the Board of Directors or a committee thereof at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                  Section 2.12. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

                  Section 2.13. Presiding Officer. The presiding officer at any meeting of the Board of Directors or stockholders shall be the Chairman of the Board, or the President in the absence of the Chairman of the Board or, in the absence of the President, any director elected chairman by vote of a majority of the directors present at such meeting.

                  Section 2.14. Executive Committee. The Board of Directors may, in its discretion, by resolution passed by a majority of the entire Board of Directors, designate an Executive Committee consisting of such number of directors as the Board of Directors shall determine. The Executive Committee shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with respect to any matter which may require action prior to, or which in the opinion of the Executive Committee may be inconvenient, inappropriate or undesirable to be postponed until, the next meeting of the Board of Directors; provided, however, that the Executive Committee shall not have the power or authority of the Board of Directors in reference to changing the membership or filling vacancies in the Board of Directors or the Executive Committee, amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of such a dissolution, amending these By-Laws, declaring a dividend, authorizing the issuance of capital stock of the Corporation or adopting a certificate of ownership and merger. Any member of the Board of Directors may request the chairman of the Executive Committee to call a meeting of the Executive Committee with respect to a specified subject. The Board of Directors shall have the power to change at any time the members of the Executive Committee, to fill vacancies and to dissolve the Executive Committee.

                  Section 2.15. Other Committees. The Board of Directors may from time to time, in its discretion, by resolution passed by a majority of the entire Board of Directors, designate other committees of the Board of Directors consisting of such number of directors as the Board of Directors shall determine, which shall have and may exercise such lawfully delegable powers and duties of the Board of Directors as shall be conferred or authorized by such resolution. The Board of Directors shall have the power to change at any time the members of any such committee, to fill vacancies and to dissolve any such committee.

                  Section 2.16. Alternates. The Board of Directors may from time to time designate from among the directors alternates to serve on any committee of the Board of Directors to replace any absent or disqualified member at any meeting of such committee. Whenever a quorum cannot be secured for any meeting of any committee from among the regular members thereof and designated alternates, the member or members of such committee present at such meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at such meeting in place of any absent or disqualified member.

                  Section 2.17. Quorum and Manner of Acting-Committees. A majority of the members of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee.

                  Section 2.18. Committee Chairman, Books and Records, Etc. The chairman of each committee of the Board of Directors shall be selected from among the members of such committee by the Board of Directors.

                  Each   committee   shall   keep  a  record  of  its  acts  and
proceedings, and all actions of each committee shall be reported to the Board of Directors at its next meeting.

                  Each committee shall fix its own rules of procedure not inconsistent with these By-Laws or the resolution of the Board of Directors designating such committee and shall meet at such times and places and upon such call or notice as shall be provided by such rules.

                  Section 2.19. Reliance upon Records. Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's capital stock might properly be purchased or redeemed.

                  Section 2.20. Interested Directors. The presence of a director, who is directly or indirectly a party in a contract or transaction with the Corporation, or between the Corporation and any other corporation, partnership, association or other organization in which such director is a director or officer or has a financial interest, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is discussed or authorized, and such director may participate in such meeting to the extent permitted by applicable law, including Section 144 of the General Corporation Law of the State of Delaware.

                                   ARTICLE III

                                    OFFICERS

                  Section 3.1. Number and Designation. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Corporation also may have, at the discretion of the Board of Directors, such Assistant Secretaries, Assistant Treasurers or other officers or agents as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person unless the Certificate of Incorporation or these By-Laws provide otherwise.

                  Section 3.2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the election of directors. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal.

                  Section 3.3. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer or agent may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

                  Section 3.4. Vacancies. A vacancy in any office because of death, retirement, resignation, disqualification, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

                  Section 3.5. President. The President shall be the Chief Executive Officer of the Corporation and shall have charge of and supervision and authority over all of the affairs, business and operations of the Corporation in the ordinary course of its business, with all such duties, powers and authority with respect to such affairs, business and operations as may be reasonably incident to such responsibilities. He shall have general supervision of and direct all officers, agents and employees of the Corporation; and shall see that all orders and resolutions of the Board are carried into effect. He shall have the authority to sign, with the Secretary or an Assistant Secretary, any and all certificates for shares of the capital stock of the Corporation and shall have the authority to sign singly deeds, bonds, mortgages, contracts, or other instruments to which the Corporation is a party (except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these By-laws, or by law to some other officer or agent of the Corporation); and, in the event of the absence or disability of the Chairman of the Board, shall preside at meetings of the stockholders and of the Board of Directors. He shall also serve the Corporation in such other capacities and perform such other duties and have such additional authority and powers as are incident to his office or as may be defined in these By-laws or delegated to him from time to time by the Board of Directors.

                  Section 3.6. The Vice Presidents. In the absence of the President or in the event of his or her inability or refusal to act, the Vice President (or in the event there shall be more than one Vice President, the Vice Presidents in the order determined by the Board of Directors or, if there shall have been no such determination, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may also designate certain Vice Presidents as being in charge of designated divisions, plants or functions of the Corporation's business and add appropriate descriptions to their titles. In addition, any Vice President shall perform such duties as from time to time may be assigned to him or her by the President or the Board of Directors.

                  Section 3.7. The Secretary. The Secretary shall (a) keep the minutes of proceedings of the stockholders, the Board of Directors and any committee of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) affix the seal of the Corporation or a facsimile thereof, or cause it to be affixed, and, when so affixed, attest the seal by his or her signature, to all certificates for shares of capital stock of the Corporation prior to the issue thereof and to all other documents the execution of which on behalf of the Corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of these By-Laws; (e) keep a register of the post office address of each stockholder, director or committee member, which shall be furnished to the Secretary by such stockholder, director or member; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

                  Section 3.8. The Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article IV of these By-Laws, disburse the funds of the Corporation as ordered by the Board of Directors, the Chairman of the Board or the President or as otherwise required in the conduct of the business of the

Corporation and render to the President or the Board of Directors, upon request, an accounting of all his or her transactions as Treasurer and a report on the financial condition of the Corporation. The Treasurer shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond (which shall be renewed regularly), in such sum and with such surety or sureties as the Board of Directors shall determine, for the faithful discharge of his or her duties and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

                  Section 3.9. Assistant Treasurers and Secretaries. In the absence of the Secretary or the Treasurer, as the case may be, or in the event of his or her inability or refusal to act, the Assistant Secretaries and the Assistant Treasurers, respectively, in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall perform the duties and exercise the powers of the Secretary or the Treasurer, as the case may be. In addition, the Assistant Secretaries and the Assistant Treasurers shall, in general, perform such duties as may be assigned to them by the President, the Secretary, the Treasurer or the Board of Directors. Each Assistant Treasurer shall, if required by the Board of Directors, give a bond (which shall be renewed regularly), in such sum and with such surety or sureties as the Board of Directors shall determine, for the faithful discharge of his or her duties.

                  Section 3.10. Salaries. The salaries of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors or by such officer as it shall designate for such purpose. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

                                   ARTICLE IV

                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

                  Section 4.1. Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

                  Section 4.2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in the name of the Corporation unless authorized by or pursuant to a resolution adopted by the Board of Directors. Such authority may be general or confined to specific instances.

                  Section 4.3. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money issued in the name of the Corporation shall be signed by such officers, employees or agents of the Corporation as shall from time to time be designated by the Board of Directors, the President or the Treasurer.

                  Section 4.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as shall be designated from time to time by the Board of Directors, the President or the Treasurer; and such officers may designate any type of depository arrangement (including, but not limited to, depository arrangements resulting in net debits against the Corporation) as may from time to time be offered or made available.

                                    ARTICLE V

                    CERTIFICATES OF STOCK AND THEIR TRANSFER

                  Section 5.1. Certificates of Stock. Shares of capital stock of the Corporation shall be represented by certificates which shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered on the books of the Corporation as they are issued. Such certificates shall indicate the holder's name and the number of shares evidenced thereby and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. If any stock certificate shall be manually signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any officer of the Corporation may be facsimile. In case any such officer whose facsimile signature has been used on any such stock certificate shall cease to be such officer, whether because of death, resignation, removal or otherwise, before such stock certificate shall have been delivered by the Corporation, such stock certificate may nevertheless be delivered by the Corporation as though the person whose facsimile signature has been used thereon had not ceased to be such officer.

                  Section 5.2. Lost, Stolen or Destroyed Certificates. The Board of Directors in individual cases, or by general resolution or by delegation to the transfer agent for the Corporation, may direct that a new stock certificate or certificates for shares of capital stock of the Corporation be issued in place of any stock certificate or certificates theretofore issued by the Corporation claimed to have been lost, stolen or destroyed, upon the filing of an affidavit to that effect by the person claiming such loss, theft or destruction. When authorizing such an issuance of a new stock

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



certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to such issuance, require the owner of such lost, stolen or destroyed stock certificate or certificates to advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the stock certificate or certificates claimed to have been lost, stolen or destroyed.

                  Section 5.3. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate for shares of capital stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate for shares of capital stock of the Corporation is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 5.2 of these By-laws, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such stock certificate or the shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of stock certificates for shares of capital stock of the Corporation, the Corporation shall issue a new stock certificate or certificates for such shares to the person entitled thereto, cancel the old stock certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof or by such holder's attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation. Whenever any transfer of shares of capital stock of the Corporation shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the stock certificate or certificates representing such shares are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

                  Section 5.4. Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any share of capital stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.


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                                   ARTICLE VI

                               GENERAL PROVISIONS

                  Section 6.1. Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December in each year or such other day as may be fixed from time to time by the Board of Directors.

                  Section 6.2. Seal. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and the words "CORPORATE SEAL" and "DELAWARE"; and it shall otherwise be in the form approved by the Board of Directors. Such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.


                                   ARTICLE VII

                                     OFFICES

                  Section 7.1. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent is The Corporation Trust Company.

                 Section 7.2. Other Offices. The Corporation may have offices at such other places, both within or without the State of Delaware, as shall be determined from time to time by the Board of Directors or as the business of the Corporation may require.


                                  ARTICLE VIII

                                     NOTICES

                  Section 8.1. Manner of Notice. Except as otherwise provided by law, whenever under the provisions of the laws of the State of Delaware, the Certificate of Incorporation or these ByLaws notice is required to be given to any stockholder, director or member of any committee of the Board of Directors, such notice may be given by personal delivery or by depositing it, in a sealed envelope, in the United States mails, air mail or first class, postage prepaid, addressed, or by delivering it to a telegraph company, charges prepaid, for transmission, or by transmitting it via telecopier, to such stockholder, director or member either at the address of such stockholder, director or member as it appears on the books of the Corporation or, in the case of such a director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited, delivered or transmitted, as the case may be.

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Such requirement for notice shall also be deemed  satisfied,  except in the case of stockholder meetings with respect to which written notice is required by law, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by the laws of the State of Delaware or these By-Laws.

                  Whenever notice is required to be given under any provision of the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws to any stockholder to whom (i) notice of two consecutive annual meetings of stockholders, and all notices of meetings of stockholders or of the taking of action by stockholders by written consent without a meeting to such stockholder during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12-month period, have been mailed addressed to such stockholder at the address of such stockholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth the then current address of such stockholder, the requirement that notice be given to such stockholder shall be reinstated.

                  Section 8.2. Waiver of Notice. Whenever any notice is required to be given under any provision of the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because such meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice unless so required by the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws.


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                                   ARTICLE IX

                                    DIVIDENDS

                  The Board of Directors may from time to time declare, and the Corporation may pay, dividends, in cash, in property or in shares of capital stock of the Corporation, on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by law and by the Certificate of Incorporation.


                                    ARTICLE X

                                   AMENDMENTS

                  These By-Laws may be altered, amended or repealed by the Board of Directors or the stockholders; provided, however, that with respect to any alteration, amendment or repeal of any provision of the By-Laws by the stockholders, notwithstanding any other provision of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by law, the Certificate of Incorporation, any Preferred Stock Designation or these By-Laws, the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting as a single class, shall be required for such an alteration, amendment or repeal by the stockholders.

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